MHGE Capital Structure 7 Actual 12/31/14 PF 12/31/14 $ (x) $ (x) Cash(1) $232 $230 Revolver – – First lien term loan 679 679 First lien secured notes 800 800 Total net OpCo debt $1,247 3.2x $1,249 3.2x Total gross OpCo debt $1,479 3.8x $1,479 3.8x HoldCo notes(2) 500 500 Total net HoldCo debt $1,747 4.5x $1,749 4.5x Total gross HoldCo debt $1,979 5.1x $1,979 5.1x LTM PF Post-Plate Adj. Cash EBITDA $386 $386 ($ in millions) $230 $470 $240 Cash Revolver Letters of credit Total liquidity ($ in millions) Capitalization Overview Liquidity Overview (1) Pro forma for fees & expenses associated with the contemplated transaction. (2) Pro forma for the $100 million tack-on issued in April 2015. (1)

Historical EBITDA Reconciliation ($ in millions) 26 FY 2012 FY 2013 FY 2014 Cash Revenue $1,280 $1,291 $1,301 Net income (loss) $127 ($88) $4 Interest (income) expense, net (1) 136 146 Income tax (benefit) provision 86 (63) (11) Depreciation, amortization and plate investment amortization 105 167 183 EBITDA $317 $152 $321 Deferred revenue 21 49 11 Restructuring and cost savings implementation charges 24 25 31 Sponsor fees – 1 4 Elimination of corporate overhead 58 – – Purchase accounting – 141 (3) Transaction costs – 28 4 Acquisition costs – 4 3 Physical separation costs – 4 24 Other (10) 17 15 Adjusted EBITDA $411 $420 $410 Plate investment cash costs (78) (67) (50) Post-Plate Adjusted Cash EBITDA prior to stand-alone cost savings $333 $354 $359 Stand-alone cost savings for implemented initiatives 21 – – Post-Plate Adjusted Cash EBITDA $354 $354 $359 Annualized cost savings for initiatives implemented or that will be implemented 24 42 27 Pre-acquisition ALEKS Post-Plate Adjusted Cash EBITDA – 5 – Post-Plate Adjusted Cash EBITDA after annualized cost savings and pre-acquisition ALEKS $378 $401 $386 A B C H G E D F I J L M K

EBITDA Reconciliation (cont'd)

A We receive cash for certain digital products up front but recognize revenue over time. We record a liability for deferred revenue when we receive the cash. This adjustment represents the net effect of converting deferred revenues (inclusive of deferred royalties) on digital sales to a cash basis assuming the collection of all receivable balances.

B Represents run-rate cost savings, non-recurring severance and other expenses associated with headcount reductions and other cost savings initiated in 2013 and 2014 as part of our formal restructuring initiatives to create a flatter and more agile organization.

C Beginning in 2014, $3,500 of annual management fees was recorded and payable to the Sponsor. The amount recorded in the Successor period from March 23, 2013 to December 31, 2013 was $875.

D The general corporate allocations represent executive management costs incurred by MHC and they were no longer incurred beginning in Q1 2013.

E Represents the effects of the application of purchase accounting associated with the acquisition of MHC's educational materials and learning solutions business on March 22, 2013, driven by the step-up of acquired inventory. The deferred revenue adjustment recorded as a result of purchase accounting has been considered in the deferred revenue adjustment.

F The amount represents the transaction costs associated with the acquisition of MHC's educational materials and learning solutions business on March 22, 2013.

G The amount represents costs incurred for acquisitions subsequent to the Founding Acquisition including *ALEKS* and Area 9.

H The amount represents costs incurred to physically separate our operations from MHC. These physical separation costs were incurred subsequent to the Founding Acquisition.

I For the year ended December 31, 2014, the amount represents (i) cash distributions to noncontrolling interest holders of $169; (ii) non-cash incentive compensation expense; (iii) elimination of non-cash gain of $7,329 in Area 9; and (iv) other adjustments permitted and/or required under the indentures governing MHGE's notes and the credit agreement governing MHGE's senior credit facilities. For the year ended December 31, 2013 and 2012, the amount represents (i) cash distributions to noncontrolling interest holders (excluding special dividends) of $5,470 and $526, respectively; (ii) the elimination of a $7,488 benefit realized in 2012 as a result of a change in the Company's vacation policy; (iii) non-cash incentive compensation expense recorded directly beginning in Q1 2013; and (iv) other adjustments permitted and/or required under the indentures governing our existing notes and the credit agreement governing our senior credit facilities.

J Represents cash spent for plate capex during the period.

K Represents stand-alone cost savings to reflect our expectation that costs incurred on a stand-alone basis will be lower than costs historically allocated to McGraw-Hill Education, LLC by The McGraw-Hill Companies, Inc. These allocations were primarily related to services and expenses including (i) global technology operations and infrastructure; (ii) global real estate occupancy; (iii) employee benefits; and (iv) shared services such as tax, legal, treasury, and finance.

L Represents the run-rate impact of cost savings attributable to initiatives implemented and those we believe can be implemented in the next twelve months, but does not reflect the estimated costs we expect to incur to implement these savings. These cost savings relate primarily to supply chain initiatives, vendor management, increased utilization of outsourcing arrangements as well as continued streamlining of our operations as a stand-alone entity.

M Represents the pre-acquisition impact of *ALEKS* business which was acquired on August 2013.

Note: $ in thousands.

27

EBITDA and Adjusted EBITDA 28 EBITDA, a measure used by management to assess operating performance, is defined as income from continuing operations plus interest, income taxes, depreciation and amortization, including amortization of prepublication costs (“plate investment”). Adjusted EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing our senior secured notes and/or our new senior secured credit facilities. Post-Plate Adjusted Cash EBITDA reflects the impact of cash spent for plate investment. Plate investment costs, reflecting the cost of developing education content, are capitalized and amortized. These costs are capitalized when the title is expected to generate probable future economic benefits and are amortized upon publication of the title over its estimated useful life of up to six years. Post-Plate Adjusted Cash EBITDA reflects EBITDA as defined in the First Lien Credit Agreement and the Bond Indenture. Each of the above described EBITDA-based measures is not a recognized term under U.S. GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operations as a measure of liquidity. Additionally, each such measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under U.S. GAAP. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than U.S. GAAP results alone. Because not all companies use identical calculations, these EBITDA-based measures may not be comparable to other similarly titled measures of other companies. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax rules in the jurisdictions in which companies operate, and capital investments. In addition, EBITDA provides more comparability between the historical operating results and operating results that reflect purchase accounting and the new capital structure. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA and Post-Plate Adjusted Cash EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.